EXHIBIT C(i)

                             UNDERWRITING AGREEMENT
                             ----------------------


     THIS AGREEMENT, is entered into on this day of __________________________, 200__, by and among ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK ("Allstate Life of New York" or "Company"), a life insurance company organized under the laws of the State of New York, and ALFS, INC., ("Principal Underwriter"), a corporation organized under the laws of the state of Delaware.

                                    RECITALS

     WHEREAS, Company proposes to issue to the public certain flexible premium variable underwritten life contracts identified in the Attachment A ("Contracts"); and

     WHEREAS, the Separate Account is registered with the Securities and Exchange Commission ("Commission") as a unit investment trust under the Investment Company Act of 1940 (File No. 811-21250); and

     WHEREAS, the Contracts to be issued by Company are registered with the Commission under the Securities Act of 1933 and the Investment Company Act of 1940 (File No. 033-100934, 033-100935) for offer and sale to the public and otherwise are in compliance with all applicable laws; and

     WHEREAS, Principal Underwriter, a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. ("NASD"), proposes to act as principal underwriter on an agency (best efforts) basis in the marketing and distribution of said Contracts; and

     WHEREAS, Company desires to obtain the services of Principal Underwriter as an underwriter and distributor of said Contracts issued by Company;

     NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the Company, the Separate Account, and the Principal Underwriter hereby agree as follows:

1. AUTHORITY AND DUTIES
     --------------------

     (a) Principal Underwriter will serve as an underwriter and distributor on an agency basis for the Contracts which will be issued by the Company.

     (b) Principal Underwriter will use its best efforts to provide information and marketing assistance to licensed insurance agents and broker-dealers on a continuing basis. However, Principal Underwriter shall be responsible for compliance with the requirements of state broker-dealer regulations and the Securities Exchange Act of 1934 as each applies to Principal Underwriter in connection with its duties as distributor of said Contracts. Moreover, Principal Underwriter shall conduct its affairs in accordance with the rules of Fair Practice of the NASD.

     (c) Subject to agreement with the Company, Principal Underwriter may enter into selling agreements with broker-dealers which are registered under the Securities Exchange Act of 1934 and authorized by applicable law or exemptions to sell flexible premium variable underwritten life contracts issued by Company. Any such contractual arrangement is expressly made subject to this Agreement, and Principal Underwriter will at all times be responsible to Company for supervision of compliance with the federal securities laws regarding distribution of Contracts.

2. WARRANTIES
     ----------

     (a) The Company represents and warrants to Principal Underwriter that:

          (i) Registration Statements on Form S-1 for each of the Contracts identified in Attachment A have been filed with the Commission in the form previously delivered to Principal Underwriter and that copies of any and all amendments thereto will be forwarded to Principal Underwriter at the time that they are filed with Commission;

          (ii) The Registration Statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933, and the rules and regulations of the Commission under such Acts, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to Company by Principal Underwriter expressly for use therein;

          (iii)The Company is validly existing as a stock life insurance company in good standing under the laws of the State of New York, with power to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business;

          (iv) Those persons who offer and sell the Contracts are to be appropriately licensed or appointed to comply with the state insurance laws;

          (v) The performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a violation of any of the provisions of or default under any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Company is a party or by which Company is bound (including Company's Charter or By-laws as a stock life insurance company, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Company or any of its properties);

          (vi) There is no consent, approval, authorization or order of any court or governmental agency or body required for the consummation by Company of the transactions contemplated by this Agreement, except such as may be required under the Securities Exchange Act of 1934 or state insurance or securities laws in connection with the distribution of the Contracts; and

          (vii)There are no material legal or governmental proceedings pending to which Company is a party or of which any property of Company is the subject (other than as set forth in the Prospectus relating to the Contracts, or litigation incident to the kind of business conducted by the Company) which, if determined adversely to Company, would individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of Company.

     (b) Principal Underwriter represents and warrants to Company that:

          (i) It is a broker-dealer duly registered with the Commission pursuant to the Securities Exchange Act of 1934, is a member in good standing of the NASD, and is in compliance with the securities laws in those states in which it conducts business as a broker-dealer;

          (ii) As a principal underwriter, it shall permit the offer and sale of Contracts to the public only by and through persons who are appropriately licensed under the securities laws and who are appointed in writing by the Company to be authorized insurance agents;

          (iii)The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Principal Underwriter is a party or by which Principal Underwriter is bound (including the Certificate of Incorporation or By-laws of Principal Underwriter or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either Principal Underwriter or its property); and

          (iv) To the extent that any statements made in the Registration Statement, or any amendment or supplement thereto, are made in reliance upon and in conformity with written information furnished to Company by Principal Underwriter expressly for use therein, such statements will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3. BOOKS AND RECORDS
     -----------------

     (a) Principal Underwriter shall keep, in a manner and form approved by Company and in accordance with Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934, correct records and books of account as required to be maintained by a registered broker-dealer, acting as principal underwriter, of all transactions entered into on behalf of Company with respect to its activities under this Agreement. Principal Underwriter shall make such records and books of account available for inspection by the Commission, and Company shall have the right to inspect, make copies of or take possession of such records and books of account at any time upon demand.

     (b) Subject to applicable Commission or NASD restrictions, Company will send confirmations of Contract transactions to Contract Owners. Company will make such confirmations and records of transactions available to Principal Underwriter upon request.

4. SALES MATERIALS
     ---------------

     (a) After authorization to commence the activities contemplated herein, Principal Underwriter will utilize the currently effective prospectus relating to the subject Contracts in connection with its underwriting, marketing and distribution efforts. As to other types of sales material, Principal Underwriter hereby agrees and will require any participating or selling broker-dealers to agree that they will use only sales materials which have been authorized for use by Company, which conform to the requirements of federal and state laws and regulations, and which have been filed where necessary with the appropriate regulatory authorities, including the NASD.

     (b) Principal Underwriter will not distribute any prospectus, sales literature or any other printed matter or material in the underwriting and distribution of any Contract if, to the knowledge of Principal Underwriter, any of the foregoing misstates the duties, obligation or liabilities of Company or Principal Underwriter.

5. COMPENSATION
     ------------

Principal Underwriter shall be entitled to such remuneration for its services and reimbursement for its fees, charges and expenses as will be contained in such Schedules as attached hereto as Attachment B. Said Schedules may be amended from time to time at the mutual consent of the undersigned parties.


6. UNDERWRITING TERMS
     ------------------

     (a) Principal Underwriter makes no representations or warranties regarding the number of Contracts to be sold by licensed broker-dealers and registered representatives of broker-dealers or the amount to be paid thereunder. Principal Underwriter does, however, represent that it will actively engage in its duties under this Agreement on a continuous basis while there is an effective registration statement with the Commission.

     (b) Principal Underwriter will use its best efforts to ensure that the Contracts shall be offered for sale by registered broker-dealers and registered representatives (who are duly licensed as insurance agents) on the terms described in the currently effective prospectus describing such Contracts.

     (c) It is understood and agreed that Principal Underwriter may render similar services to other companies in the distribution of other variable contracts.

     (d) The Company will use its best efforts to assure that the Contracts are continuously registered under the Securities Act of 1933 (and under any applicable state "blue sky" laws) and to file for approval under state insurance laws when necessary.

     (e) The Company reserves the right at any time to suspend or limit the public offering of the subject Contracts upon one day's written notice to Principal Underwriter.

7. LEGAL AND REGULATORY ACTIONS
     ----------------------------

     (a) The Company agrees to advise Principal Underwriter immediately of:

          (i) any request by the Commission for amendment of the Registration Statement or for additional information relating to the Contracts;

          (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement relating to the Contracts or the initiation of any proceedings for that purpose; and

          (iii) the happening of any known material event which makes untrue any statement made in the Registration Statement relating to the Contracts or which requires the making of a change therein in order to make any statement made therein not misleading.

     (b) Each of the undersigned parties agrees to notify the other in writing upon being apprised of the institution of any proceeding, investigation or hearing involving the offer or sale of the subject Contracts.

     (c) During any legal action or inquiry, Company will furnish to Principal Underwriter such information with respect the Contracts in such form and signed by such of its officers as Principal Underwriter may reasonably request and will warrant that the statements therein contained when so signed are true and correct.


9. TERMINATION
     -----------

     (a)  This Agreement will terminate automatically upon its assignment.

     (b) This Agreement shall terminate without the payment of any penalty by either party upon sixty (60) days' advance written notice.

     (c) This Agreement shall terminate at the option of the Company upon institution of formal proceedings against Principal Underwriter by the NASD or by the Commission, or if Principal Underwriter or any representative thereof at any time:

          (i) employs any device, scheme, artifice, statement or omission to defraud any person;

          (ii) fails to account and pay over promptly to the Company money due it according to the Company's records; or

          (iii)  violates the conditions of this Agreement.

10. INDEMNIFICATION
     ---------------

The Company agrees to indemnify Principal Underwriter for any liability that it may incur to a Contract owner or party-in-interest under a Contract:

     (a) arising out of any act or omission in the course of or in connection with rendering services under this Agreement; or

     (b) arising out of the purchase, retention or surrender of a contract; provided, however, that the Company will not indemnify Principal Underwriter for any such liability that results from the willful misfeasance, bad faith or gross negligence of Principal Underwriter or from the reckless disregard by such Principal Underwriter of its duties and obligations arising under this Agreement.

11. GENERAL PROVISIONS
     ------------------

     (a)  This Agreement shall be subject to the laws of the State of ILLINOIS.

     (b) This Agreement, along with any Schedules attached hereto and incorporated herein by reference, may be amended from time to time by the mutual agreement and consent of the undersigned parties.

     (c) In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in way be affected or impaired thereby.



     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed, to be effective as of ____________________________, 200_.


ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK



BY:
     ----------------------------         ------------------------------
     President                            Date



ALFS, INC.



BY:
     ----------------------------         ------------------------------
     President & COO                      Date




                                                         Attachment A


                             UNDERWRITING AGREEMENT
                            ----------------------


"CONTRACTS"                                                        FORM #
------------                                                       ------



Flexible Premium Deferred Variable Annuity Group Certificate       NYLU349
                                                                Attachment B


                             UNDERWRITING AGREEMENT
                            ----------------------


COMPENSATION
- --------------------------------------------------------------------

Exhibit C(ii)


                                SELLING AGREEMENT

Agreement, made this [ ] day of [ ],[ ], by and between Allstate Life of New York ("ALNY"), a New York Corporation; Allstate Life Financial Services, Inc. ("ALFS"), a Delaware Corporation, and ("BD"), a Corporation. This Agreement will be construed in accordance with the laws of the State of New York.

Allstate Life of New York ALLSTATE LIFE FINANCIAL SERVICES, INC.


By:                                       By:
   --------------------------------           ---------------------------------

BROKER/DEALER                             ASSOCIATED INSURANCE AGENCY (If BD is
                                          utilizing such agency pursuant to
                                          Section 12)

- -------------------------------           -----------------------------------
(Name) (Name)

- -------------------------------           -----------------------------------
(Street Address)                          (Street Address)

- -------------------------------           -----------------------------------
(City, State, Zip)                        (City, State, Zip)

By:                                       By:
- -------------------------------           -----------------------------------

Title:                                    Title:
- -------------------------------           -----------------------------------

                                          For States:

                                          -------------------------------------


Whereas, ALNY issues certain variable insurance contracts/policies ("Contracts") described in this Agreement, which are deemed securities under the Securities Act of 1933 ("1933 Act"); and

Whereas, ALFS is duly licensed as a Broker/Dealer with the National Association of Securities Dealers, Inc. ("NASD") and the Securities and Exchange Commission ("SEC"); and

Whereas, BD is duly licensed as a Broker/Dealer with the NASD and the SEC, and

Whereas, each Associated Insurance Agency is an insurance agent in the states noted above; and

Whereas, ALNY has appointed ALFS as the Underwriter of the Contracts, and

Whereas, ALNY and ALFS propose to have BD's representatives ("Representatives") who are also duly licensed insurance agents solicit sales of the Contracts, and

Whereas, ALFS delegates to BD, to the extent legally permitted, training and certain administrative responsibilities and duties in connection with sales of the Contracts.

NOW THEREFORE, in consideration of the premises and mutual promises contained herein, the parties hereto agree as follows:

1. APPOINTMENT

ALFS hereby authorizes BD to supervise solicitations of the Contracts, and to facilitate solicitations of sales of the Contracts which are described in the Schedule(s) of Commissions attached hereto. ALNY hereby appoints Associated Insurance Agency to solicit sales of the contracts.

2. REPRESENTATIONS

     a. ALNY, ALFS and BD and Associated Insurance Agency each represents to the other that it and the above signed officers have full power and authority to enter into this Agreement.

     b. ALFS represents to BD that it is registered as a Broker/Dealer under the Securities Exchange Act of 1934 ("1934 Act") and under the Blue Sky Laws of each jurisdiction in which such registration is required for the sale of the Contracts and that ALFS is a member of the NASD.

     c. BD represents to ALFS that it is registered as a Broker/Dealer under the 1934 Act and under the Blue Sky Laws of each jurisdiction in which such registration is required for the sale of the Contracts, and that the BD is a member of the NASD.

     d. ALNY represents to BD and Associated Insurance Agency that the Contracts, including related separate accounts, shall comply with the registration and all other applicable requirements of the 1933 Act and the Investment Company Act of 1940, and the rules and regulations thereunder, including the terms of any order of the SEC with respect thereto.

     e. ALNY represents to BD and Associated Insurance Agency that the Contracts it issues have been duly filed and approved by the state insurance departments in such jurisdictions where it is authorized to transact business.

     f. ALNY represents to BD that the Contract prospectuses included in ALNY's Registration Statement and in post-effective amendments thereto, and any supplements thereto, as filed or to be filed with the SEC, as of their respective effective dates, contain or will contain, all statements and information which are required to be stated therein by the 1933 Act and in all respects conform or will conform, to the requirements thereof.

     g. If BD utilizes an Associated Insurance Agency, BD represents that the Associated Insurance Agency is licensed in all states in which it conducts business. BD and the Associated Insurance Agency represent that they are in compliance with the terms and conditions of no-action letters issued by the staff of the SEC with respect to non-registration as a broker/dealer of an insurance agency associated with a registered broker/dealer. BD and Associated Insurance Agency shall notify ALFS immediately in writing if BD and/or such agency fail to comply with any such terms and conditions and shall take such measures as may be necessary to comply with any such terms and conditions. If Associated Insurance Agency is the same person as BD, this Paragraph does not apply, and BD shall undertake all the duties, responsibilities and privileges under this Agreement.

3. COMPLIANCE WITH NASD RULES OF FAIR PRACTICE AND FEDERAL AND STATE SECURITIES AND STATE INSURANCE LAWS

BD agrees to abide by all rules and regulations of the NASD, including its Conduct and Membership and Registration Rules, and BD and Associated Insurance Agency agree to comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies affecting the sale of the Contracts.

4. LICENSING AND/OR APPOINTMENT OF REPRESENTATIVES

     a. BD and Associated Insurance Agency are hereby specifically authorized to designate those registered representatives of BD, or individuals associated with the Associated Insurance Agency ("Agents"), proposed to be engaged in solicitation of sales of the Contracts for appointment by ALNY as individual insurance agents. BD and Associated Insurance Agency shall not propose a registered representative, or Agent, for appointment unless such representative, or Agent, is duly licensed as an insurance agent in the state(s) in which it is proposed that such representative, or Agent, engage in solicitations of sales of the Contracts. BD and Associated Insurance Agency together shall be responsible for registered representatives', and Agents', compliance with applicable insurance agent licensing standards.

     b. BD and Associated Insurance Agency shall assist ALNY and ALFS in the appointment of BD's registered representatives, and Agents, under applicable insurance laws to sell the Contracts. BD and Associated Insurance Agency shall comply with ALNY requirements for, including the General Letter of Recommendation (attached as Exhibit A), in submitting licensing or appointment documentation for proposed registered representatives and Agents. All such documentation shall be submitted by BD or Associated Insurance Agency to ALNY or its designated agent licensing administrator.

     c. ALNY reserves the right to refuse to appoint any such designated individual or, once appointed, to terminated or refuse to renew the appointment of any such designated individual. Only those registered representatives who are duly licensed as insurance agents and appointed by ALNY (herein, "Representatives") shall have authority to solicit sales of the Contracts. Only those Agents who are registered representatives of BD shall have authority to solicit sales of the Contracts. Agents who are not registered representatives of BD are not authorized to sell Contracts. BD and Associated Insurance Agency shall notify ALFS immediately in writing if any Representative appointed by ALNY ceases to be a registered representative of BD or if any Representative or Agent ceases to be properly licensed in any state.

5. SUPERVISION OF REPRESENTATIVES

     a. BD shall have full responsibility for training and supervision of all Representatives associated with BD who are engaged directly or indirectly in the offer or sale of the Contracts and all such persons shall be subject to the control of BD with respect to such persons' activities in connection with the sale of the Contracts. BD shall comply with the administrative procedures of ALNY and ALFS involving federal securities law and state insurance law. There should be a comparable Representative for the Associated Insurance Agency.

     b. Before Representatives and Associated Insurance Agency engage in the solicitation of applications for the Contracts, BD and Associated Insurance Agency will cause (1) the Representatives to be registered representatives of BD; (2) the Representatives to qualify under applicable federal and state laws to engage in the sale of the Contracts; (3) the Representatives to be trained in the sale of the Contracts; and (4) such Representatives to limit solicitation of applications for the Contracts to jurisdictions where ALNY has authorized such solicitation.

     c. BD is specifically charged with the responsibility of supervising and reviewing its Representatives' use of sales literature and advertising and all other communications with the public in connection with the Contracts. No sales solicitation, including the delivery of supplemental sales literature or other such materials, shall occur, be delivered to , or used with a prospective purchaser unless accompanied or preceded by the appropriate then current prospectus(es).

     d. In the event a Representative or Agent fails to meet the BD's or Associated Insurance Agency's rules and standards, BD or Associated Insurance Agency shall notify ALNY and shall act to terminate the sales activity of such Representative or Agent relating to the Contracts.

     e. Upon request by ALNY, BD and Associated Insurance Agency shall furnish appropriate records or other documentation to evidence BD's and Associated Insurance Agency's diligent supervision.

6. SALES PROMOTION MATERIAL AND ADVERTISING

     a. BD, Associated Insurance Agency, Agents and Representatives, in connection with the offer or sale of the Contracts of Solicitation of a payment or other transaction under a Contract, shall not give any information or make any representations or statements, written or oral, concerning the Contracts inconsistent with information or representations contained in the prospectus, statement of additional information and registration statement for the Contracts or in reports or proxy statements thereof, or in promotional, sales of advertising material or other information supplied and approved in writing by ALFS for such use, the contracts of materials furnished by ALNY, BD, Associated Insurance Agency, agents and Representatives may not modify or represent that they may modify any such prospectus, statement of additional information, registration statement, promotional, sales of advertising materials.

     b. No item of sales promotion materials or advertising relating to the Contracts, including any illustrations or software programs therefore, shall be used by BD, Associated Insurance Agency, Agents of Representatives unless the specific item has been provided by ALNY and ALFS or has first been approved in writing by ALNY and ALFS for use. ALNY and ALFS reserve the right to recall any material provided by them at any time for any reason, and BD and Associated Insurance Agency shall promptly comply with any such request for the return of material and shall not use such material thereafter.

7. ETHICAL MARKET CONDUCT COMPLIANCE

In addition to the requirement that you comply with the rules and regulations pertaining to supervision, underwriting practices, acceptance of risks, delivery of policies and all other areas of ALNY's business, the BD and BD's representatives are required to:

(a) Comply with ALNY's and ALFS's policies and procedures concerning the replacement of life insurance policies and annuity policies. A replacement occurs whenever an existing life insurance policy or annuity is terminated, converted, or otherwise changed in value. For any transaction involving a replacement, ALNY and ALFS requires you to:

     (1) recommend the replacement of an existing policy only when replacement is in the best interest of the customer;

     (2) fully disclose all relevant information to the customer, which information includes: 1) comparison of old and new premiums, expenses and surrender charges, cash values, and death benefits; 2) any loss of cash value or policy value by surrendering the existing policy; 3) all guaranteed and maximum values of both policies; 4) the fact that a new contestability and suicide period starts under the new policy; and 5) the requirement that the customer must be re-underwritten for the new policy;

     (3) provide state-required replacement notices to customers on the same day the application is taken and indicate on the application that the transaction involves the full or partial replacement of an existing policy; (4) never recommend that a customer cancel an existing policy until a new policy is in force and the customer has determined that the new policy is acceptable.

(b) Adhere to ALNY's rules and regulations concerning ethical market conduct, which require that you:

     (1) carefully evaluate the insurance needs and financial objectives of your clients, and use sales tools (e.g. policy illustrations and sales brochures) to determine that the insurance or annuity you are proposing meets these needs;

     (2) maintain a current license and valid appointment in all states in which you promote the sale of ALNY products to customers and keep current of changes in insurance laws and regulations by reviewing the bulletins and newsletters that ALNY publishes;

     (3) comply with ALNY policies concerning replacements, and refrain from providing false or misleading information about a competitor or competing product or otherwise making disparaging remarks about a competitor;

     (4) submit all advertising materials intended to promote the sale of an ALNY product to the home office for approval prior to use;

     (5) immediately report to ALNY any customer complaints, whether written or oral, and assist ALNY in resolving the complaint to the satisfaction of all parties;

     (6) communicate these standards to any producers or office personnel that you directly supervise and request their agreement to be bound by these conditions as well.

8. SECURING APPLICATIONS

All applications for Contracts shall be made on application forms supplied by ALNY. BD will review all sales for suitability and all applications for completeness and correctness as to form. BD will promptly, but in no case later than the end of the next business day following receipt by BD or a Representative, forward to ALNY all complete and correct applications for suitable transactions, together with any payments received with the applications, without deduction for compensation. ALNY reserves the right to reject any Contract application and return any payment made in connection with an application which is rejected. Contracts issued on accepted applications will be forwarded to BD or its Representatives for delivery to the Contract Owner.

9. PAYMENTS RECEIVED BY BD

All premium payments (hereinafter collectively referred to as "Payments") are the property of ALNY and shall be transmitted to ALNY by BD immediately upon receipt by BD or Associated Insurance Agency or any Agent or Representative in accordance with the administrative procedures of ALNY, without any deduction or offset for any reason, including by example but not limitation, any deduction or offset for compensation claimed by BD. CUSTOMER CHECKS SHALL BE MADE PAYABLE TO THE ORDER OF " Allstate Life of New York."

10. COMMISSIONS PAYABLE

Commissions payable in connection with the contracts shall be paid to BD or Associated Insurance Agency according to the Commission Schedule(s) relating to this Agreement as they may be amended from time to time and in effect at the time the Contract Payments are received by ALNY. ALNY reserves the right to revise the Commission Schedules at any time upon at least thirty (30) days prior written notice to BD. Compensation to the BD's Representatives for Contracts solicited by the Representatives and issued by ALNY will be governed by agreement between BD and its Representatives and its payment will be the BD's responsibility.

11. CANCELLATION OF POLICY

If ALNY is required to refund premiums or return contract values and waive surrender charges on any Contract for any reason, then no commission will be payable with respect to said premiums and any commission previously paid for said premiums must be refunded to ALFS. ALFS agrees to notify BD within thirty
(30) days after it receives notice from ALNY of any premium refund or a commission chargeback.

12. ADDITIONAL PARTY TO THIS AGREEMENT

In the event that BD is not licensed as an insurance agency in any state where it wishes to solicit contracts, but utilizes an Associated Insurance Agency to satisfy state insurance laws, such Associated Insurance Agency shall sign this Agreement and BD shall countersign this Agreement, and BD and its Associated Insurance Agency shall be duly bound thereby.

13. HOLD HARMLESS AND INDEMNIFICATION PROVISIONS

No party to this Agreement will be liable for any obligation, act or omission of the other. Each party to this Agreement will hold harmless and indemnify ALNY, ALFS, and BD, as appropriate, for any loss or expense suffered as a result of the violation or noncompliance by that party or the Associated Persons of that party by any applicable law or regulation. The term "Associated Person" as used herein shall be defined consistently with the definition of such term as contained in Article I of the NASD By-Laws.

Without limiting the above paragraph, in situations when "as of" pricing is necessary in connection with the Contracts (and a loss is incurred to compensate the Contract owner for reduced Contract values) the party whose actions resulted in the loss will bear the costs according to pricing procedures established by ALNY.

14. NON-ASSIGNABILITY PROVISION

This Agreement may not be assigned by any party except by mutual consent.

15. NON-WAIVER PROVISION

Failure of any party to terminate the Agreement for any of the causes set forth in this Agreement will not constitute a waiver of the right to terminate this Agreement at a later time for any of these causes.

16. AMENDMENTS

Except as stated in Paragraph 9, no amendment to this Agreement will be effective unless it is in writing and signed by all the parties hereto.

17. INDEPENDENT CONTRACTORS

BD and its Representatives are independent contractors with respect to ALNY and ALFS.

18. NOTIFICATION OF DISCIPLINARY PROCEEDINGS

     a. BD and Associated Insurance Agency agree to notify ALFS in a timely fashion of any disciplinary proceedings against any of BD's Representatives soliciting sales of the Contracts or any threatened or filed arbitration action or civil litigation arising out of BD's solicitation of the Contracts.

     b. BD and Associated Insurance Agency shall cooperate with ALNY in investigating and responding to any customer complaint, attorney demand, or inquiry received from state insurance departments or other regulatory agencies or legislative bodies, and in any settlement or trial of any actions arising out of the conduct of business under this Agreement.

     c. Any response by BD or Associated Insurance Agency to an individual customer complaint will be sent to ALNY and ALFS for approval not less than five (5) business days prior to it being sent to the customer, except that if a more prompt response is required, the proposed response may be communicated by telephone, facsimile or in person.

19. BOOK AND RECORDS

     a. ALNY, ALFS and BD and Associated Insurance Agency agree to maintain the books, accounts and records so as to clearly and accurately disclose the nature and details of transactions and to assist each other in the timely preparation of records. ALFS and BD shall each submit such records to the regulatory and administrative bodies which have jurisdiction over ALNY or the underlying mutual fund shares.

     b. Each party to this Agreement shall promptly furnish to the other party any reports and information which the other party may request for the purpose of meeting its reporting and record keeping requirements under the insurance laws of any state, and under the federal and state securities laws or the rules of the NASD.

20. CONFIDENTIALITY

Each party to this Agreement shall maintain the confidentiality of any material designated as proprietary by another party, and shall not use or disclose such information without the prior written consent of the party designated such material as proprietary.

21. LIMITATIONS

No party other than ALNY shall have the authority on behalf of ALNY to make, alter, or discharge any Contract issued by ALNY, to waive any forfeiture or to grant, permit, or to extend the time of making any Payments, or to alter the forms which ALNY may prescribe or substitute other forms in place of prescribed by ALNY; or to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of ALNY.

22. TERMINATION

This Agreement may be terminated at the option of any party upon ten (10) days written notice to the other parties, or at the option of any party hereto upon the breach by any party of the covenants and terms of this Agreement.

23. NOTICE

All notices to ALNY and ALFS relating to this Agreement should be sent to Allstate Life of New York, Lincoln, Nebraska 68501-2532. All notices to BD will be duly given if mailed to the address shown above.

24. SEVERABILITY

Should any provision of this Agreement be held unenforceable, those provisions not affected by the determination of unenforceability shall remain in full force and effect.


                                    EXHIBIT A

                        GENERAL LETTER OF RECOMMENDATION

BD hereby certifies to Allstate Life of New York ("ALNY") that all the following requirements will be fulfilled in conjunction with the submission of appointment papers for all applicants as agents of ALNY submitted by BD. BD will, upon request, forward proof of compliance with same to ALNY in a timely manner.

1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence, business reputation, and experience and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of appointment as a variable contract agent of ALNY. This inquiry and background investigation has included a credit and criminal check on each applicant. Based upon our investigation, we vouch for each applicant and certify that each individual is trustworthy, competent and qualified to act as an agent for ALNY to hold himself out in good faith to the general public.

2. We have on file the appropriate state insurance department licensing forms or U-4 form which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, and each applicant is presently registered as an NASD registered representative.

     The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license or appointment and all the findings of all investigative information is favorable.

3. We certify that all educational requirements have been met for the specific state each applicant is licensed in, and that, all such persons have fulfilled the appropriate examination, education and training requirements.

4. We certify that each applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

5. We will not permit any applicant to transact insurance as an agent until duly licensed and appointed by ALNY. No applicants have been given a contract of furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity on behalf of ALNY, and they will not be so permitted until the certificate of authority applied for is received.

Exhibit (c)(iii)

ALNY43-MWA, Rev. 08/03                                                         1
                             SCHEDULE OF COMMISSIONS

Subject to the terms and conditions of the Master Wholesaling Agreement, the Master Wholesaler shall be compensated according to the following schedule of the policy forms shown for all policies. The commissions provided in this schedule shall be reduced by the amount of commissions paid at the Executive Wholesaler and/or broker/dealer level as shown below. The payment of commissions is subject to the rules and practices of ALNY and ALFS.

-----------------------------------------------------------------------------------------------------------
                                                        Master     Executive     Retailing     Retailing
                                                      Wholesaler  Wholesaler  Broker/Dealer 1 Broker/Dealer
Plan Name                                    Plan #  % Of Premium    % Of      % Of Premium        2
                                                                    Premium                   % Of Premium
-----------------------------------------------------------------------------------------------------------
Consultant Accumulator                      NYLU599
Variable Universal Life
  Option A-First Year Target Premium                    99.00        86.00         80.00         75.00
    First and Second Year Excess and
    Renewals Years 3-5                                   5.00        4.00          3.00           2.75
                   Issue Ages:  0-59                     4.00        3.00          2.00           1.75
                           60+                          27.00        22.00         20.00         18.00
    Second Year Target Premium                           .35          .25           .25           .25
    Trail Commission (Years 6+)
                                                        99.00        86.00         80.00         75.00
  Option B-First Year Target Premium
    First and Second Year Excess and                     3.00        2.50          2.00           1.90
    Renewals Years 3-5                                   2.00        1.50          1.00           .75
                   Issue Ages:  0-59                    12.00        11.00         10.00          9.00
                           60+                           .70          .60           .60           .60
    Second Year Target Premium                           .35          .25           .25           .25
    Trail Commission  (Years 2-10)
                 (Years 11+)
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Consultant Protector                        NYLU598
Variable Universal Life
  Option A-First Year Target Premium                    99.00        86.00         80.00         75.00
    First and Second Year Excess and
    Renewals Years 3-5                                   5.00        4.00          3.00           2.75
                   Issue Ages:  0-59                     4.00        3.00          2.00           1.75
                           60+                          27.00        22.00         20.00         18.00
    Second Year Target Premium                           .21          .15           .15           .15
    Trail Commission (Years 6+)
                                                        99.00        86.00         80.00         75.00
  Option B-First Year Target Premium
    First and Second Year Excess and                     3.00        2.50          2.00           1.90
    Renewals Years 3+                                    2.00        1.50          1.00           .75
                   Issue Ages:  0-59                    11.00        10.00         9.00           8.00
                           60+                           .66          .60           .60           .60
    Second Year Target Premium                           .21          .15           .15           .15
    Trail Commission  (Years 2-14)
                 (Years 15+)
-----------------------------------------------------------------------------------------------------------

                             VARIABLE UNIVERSAL LIFE

(a) All premium paid into the policy during the first 12 months will be credited to the first year target premium until the full first year target premium has been paid. Any excess first year premium and all renewal premium will be commissioned as stated in the table.

(b) If a term plan is exchanged for a variable universal life policy, full first year commissions will be paid on the premium actually paid by the policy owner. No commission will be payable on premiums which are paid by applying a premium exchange allowance.

(c) No first year commission will be paid on any additional target premium resulting from a temporary substandard extra premium.

(d) Renewal commissions will not be paid on premiums paid under a continuation of premium rider.

(e) If the withdrawal charges are waived by the COMPANY when an existing policy value is rolled over to a new policy, commissions on the new policy will be reduced in accordance with the COMPANY'S published rules.

(f)  For Consultant Accumulator VUL:

     1. Under Option A and B, the trail commission will be paid quarterly at a rate of .0875% for Option A, and .175% (Years 2-10) and .0875% (Years 11+) for Option B, respectively, of the net policy value for all Policies at least 15 months old. If neither Option A nor B is elected by the registered representative, compensation at all levels will be paid under Option A.

     2. An increase in face amount after issue will result in an increase in target premium based on insured's attained age at time of increase.

(g)  For Consultant Protector VUL:

     1. Under Option A and B, the trail commission will be paid quarterly at a rate of .0525% for Option A, and .165% (Years 2-14) and .0525% (Years 15+) for Option B, respectively, of the net policy value for all Policies at least 15 months old. If neither Option A nor B is elected by the registered representative, compensation at all levels will be paid under Option A.

     2. An increase in face amount after issue will result in an increase in target premium based on insured's attained age at time of increase.